UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 3, 2012 (May 2, 2012)

MAIDEN HOLDINGS, LTD.
 (Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	001-34042 (Commission File Number)	98-0570192 (IRS Employer Identification No.)

131 Front Street, Hamilton HM12, Bermuda

(Address of principal executive offices and zip code)

(441) 298-4900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

    On May 2, 2012, Maiden Holdings, Ltd. (the “Company”) issued a press release announcing its results of operations for the fiscal quarter ended March 31, 2012.  A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

The information contained in this Item 2.02 and in the accompanying exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

On May 2, 2012, Maiden Holdings, Ltd. also issued a press release announcing a quarterly cash dividend of $0.08 per share of common stock payable on July 16, 2012 to shareholders of record as of July 2, 2012.  A copy of the press release is hereby filed with the Commission and incorporated by reference herein as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit
No.	Description

99.1	Press Release of Maiden Holdings, Ltd., dated May 2, 2012.

99.2	Press Release of Maiden Holdings, Ltd., dated May 2, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 3, 2012	MAIDEN HOLDINGS, LTD.

	By:	/s/ Lawrence F. Metz
Lawrence F. Metz
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press Release of Maiden Holdings, Ltd., dated May 2, 2012.

99.2	Press Release of Maiden Holdings, Ltd., dated May 2, 2012.

Maiden Holdings, Ltd. Reports First Quarter 2012 Net Income of $20.4 million or $0.28 per Diluted Share and Operating Earnings(1) of $19.4 million or $0.27 per Diluted Share

First Quarter 2012 Highlights

•	Book Value per Share(4) of $11.22, up 5.5% versus year-end 2011

•	Annualized operating return on equity (1) of 9.9% compared to 10.6% in the first quarter last year

•	Net operating earnings (1) of $19.4 million, or $0.27 per diluted share compared with $19.8 million, or $0.27 per diluted share in the first quarter of 2011

•	Total investments increased 8.9% in the first quarter of 2012 to $2.2 billion

•	Net premiums written increased 31.4% to $590.8 million versus the same period last year

•	Combined ratio of 97.9% versus 97.0% in the first quarter of 2011

•	30-Year, 8.0% Senior Notes Offering of $100 million closed on March 27, 2012

HAMILTON, Bermuda - Maiden Holdings, Ltd. (Nasdaq:  MHLD) today reported first quarter 2012 net income of $20.4 million, or $0.28 per diluted share compared with $19.3 million or $0.27 per diluted share in the first quarter of 2011.  Net operating earnings(1) for the first quarter of 2012 were $19.4 million, or $0.27 per diluted share compared with $19.8 million, or $0.27 per diluted share in the comparative quarter in 2011.

Commenting on the Company's earnings, Art Raschbaum, Chief Executive Officer of Maiden Holdings, said: “The first quarter was a solid start to the year for Maiden as we increased invested assets, generated continued profitable underwriting results, grew net premiums written and strengthened our capital base with a $100 million debt offering. We were also pleased with the effectiveness of our risk management, as losses from significant thunderstorms in the U.S. were well within our provision for expected weather related losses in the quarter. Maiden is well positioned to benefit from an improving pricing environment in the U.S. through disciplined underwriting and a focus on serving the non-catastrophe needs of our regional and specialty insurer clients.”

Results for the three months ended March 31, 2012

Net premiums written were up 31.4% or $141.3 million to $590.8 million in the first quarter of 2012 compared to the same quarter in 2011.  All three of Maiden's business segments increased net premiums written, with the Diversified Reinsurance segment, up 11.4%.  The 78.4% growth of the AmTrust Quota Share Reinsurance segment compared to the first quarter of 2011 was significantly the result of the addition of the European Hospital Liability business in the second quarter of 2011 and acquisition activity throughout last year. Net premiums written from the ACAC Quota Share increased by 19.6% to $76.5 million compared to the same period in 2011.

Net premiums earned of $438.5 million increased 26.5%, or $92.0 million compared to the first quarter of 2011, reflecting the impact of strong 2011 premium growth.  Earned premiums increased across all business lines with Diversified Reinsurance up 17.3%, AmTrust Quota Share Reinsurance up 46.7% and ACAC Quota Share up 14.4%.

Net investment income of $18.4 million decreased 3.7% compared to the first quarter of 2011.  Total investments increased $179.0 million to $2.2 billion or 8.9% versus December 31, 2011.  The average yield on the fixed income portfolio (excluding cash) is 3.86% with an average duration of 3.22 years.

Net loss and loss adjustment expenses of $287.9 million were up $66.7 million compared to the first quarter of 2011.  The loss ratio(6) increased 2.0 percentage points to 65.0% versus the first quarter of 2011.

Commission and other acquisition expenses together with general and administrative expenses of $146.1 million increased $26.7 million from the year ago quarter, while the total expense ratio improved to 32.9% in the first quarter of 2012 compared with 34.0% in the prior year. General and administrative expenses for the quarter totaled $13.8 million compared with $12.3 million in the first quarter of 2011. The general and administrative expense ratio(8) improved to 3.1% compared to 3.5% in the first quarter of 2011.

The combined ratio(9) for the first quarter totaled 97.9% compared with 97.0% in the first quarter of 2011.

The impact of the updated accounting guidance issued by the Financial Accounting Standards Board which limits the capitalization of costs incurred to acquire or renew insurance contracts to those that are incremental direct costs of successful contract acquisitions was to decrease earnings by approximately $1.2 million or $0.02 per diluted share. The impact on the Company's combined ratio was an increase of approximately 0.3%.

During the first quarter of 2012, the Company issued $100 million of 30-year 8.0% senior notes. Total net proceeds from the offering were $96.6 million and are being used for working capital and general corporate purposes, which may include repurchasing the Company's outstanding 14% 30-year trust preferred securities ("TRUPS") issued in January 2009. The Company does not intend to repurchase any portion of the TRUPS with these proceeds prior to January 20, 2014, and expects to invest such net proceeds in marketable fixed income securities and short term investments. The proceeds also give Maiden the flexibility to write additional business as opportunities become available.

Total assets increased 9.4% to $3.7 billion compared to $3.4 billion at year-end 2011.  Total cash on hand at March 31, 2012, including the proceeds of the first quarter senior note issuance, was $273.8 million, comprised of cash and cash equivalents of $183.8 million, down 2.3% from the end of 2011, and restricted cash and cash equivalents of $90.0 million, a decrease of 21.7% versus year-end of 2011.  Shareholders' equity was $810.4 million, an increase of 5.4% compared to December 31, 2011. Book value per share was $11.22 at the end of the first quarter of 2012 or 5.5% higher than at December 31, 2011.

During the first quarter of 2012, the Board of Directors declared a dividend of $0.08 per share.

Conference Call

Maiden's CEO Art Raschbaum and CFO John Marshaleck will review first quarter 2012 results tomorrow morning via teleconference and live audio webcast beginning at 8:00 a.m. ET.

To participate in the conference call, please access one of the following no later than 7:55 a.m. ET:
U.S.Callers: 1.877.734.5373
Outside U.S. Callers: 1.973.200.3059
Passcode: 70810422
Webcast: http://www.maiden.bm/presentations_conferences

A replay of the conference call will be available beginning 12:00 p.m. ET on May 3, 2012 through midnight on May 10, 2012. To listen to the replay, please dial toll free: 1.800.585.8367 (U.S. Callers) or toll: 1.404.537.3406 (callers outside the U.S.) and enter the Passcode: 70810422; or access http://www.maiden.bm/presentations_conferences

About Maiden Holdings, Ltd.

Maiden Holdings, Ltd. is a Bermuda-based holding company formed in 2007.  Through its subsidiaries, which are each A- rated (excellent) by A.M. Best, the Company is focused on providing non-catastrophic, customized reinsurance products and services to small and mid-size insurance companies in the United States and Europe. As of March 31, 2012, Maiden had $3.7 billion in assets and shareholders' equity of $810.4 million.

The Maiden Holdings, Ltd. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5006

(1)(4) Please see the Non-GAAP Financial Measures table for additional information on these non-GAAP financial measures and reconciliation of these measures to GAAP measures.

(6)(8)(9) Loss ratio and combined ratio are operating metrics. Please see the additional information on these measures under Segment information tables.

Forward Looking Statements

This release contains "forward-looking statements" which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially from those projected as a result of significant risks and uncertainties, including non-receipt of the expected payments, changes in interest rates, effect of the performance of financial markets on investment income and fair values of investments, developments of claims and the effect on loss reserves, accuracy in projecting loss reserves, the impact of competition and pricing environments, changes in the demand for the Company's products, the effect of general economic conditions and unusual frequency of storm activity, adverse state and federal legislation, regulations and regulatory investigations into industry practices, developments relating to existing agreements, heightened competition, changes in pricing environments, and changes in asset valuations. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those projected is contained in Item 1A. Risk Factors in the Company's Annual Report on Form 10-K for the year ended December 31, 2011 as updated in periodic filings with the SEC. The Company undertakes no obligation to publicly update any forward-looking statements, except as may be required by law.

CONTACT:

Noah Fields, Vice President, Investor Relations
Maiden Holdings, Ltd.
Phone: 441.298.4927
E-mail: nfields@maiden.bm

Maiden Holdings, Ltd.
Balance Sheet
(in thousands (000's), except per share data)

	March 31, 2012	December 31, 2011
ASSETS	(Unaudited)	(Audited)
Investments:
Fixed maturities, available for sale, at fair value (Amortized cost 2012: $2,106,626; 2011: $1,957,106)	$2,199,470	$2,020,661
Other investments, at fair value (Cost 2012: $2,181; 2011: $1,955)	2,430	2,192
Total investments	2,201,900	2,022,853
Cash and cash equivalents	183,846	188,082
Restricted cash and cash equivalents	89,979	114,895
Accrued investment income	14,901	13,215
Reinsurance balances receivable, net	508,633	382,670
Funds withheld	44,817	42,605
Prepaid reinsurance premiums	35,886	35,381
Reinsurance recoverable on unpaid losses	25,901	20,289
Loan to related party	167,975	167,975
Deferred commission and other acquisition costs	277,547	248,436
Goodwill and intangible assets, net	97,665	98,755
Other assets	19,368	19,270
Total assets	$3,668,418	$3,354,426
LIABILITIES
Reserve for loss and loss adjustment expenses	$1,460,618	$1,398,438
Unearned premiums	994,728	832,047
Accrued expenses and other liabilities	68,511	121,198
Senior notes	207,500	107,500
Junior subordinated debt	126,276	126,263
Total liabilities	2,857,633	2,585,446
Commitments and Contingencies
EQUITY
Common shares	732	732
Additional paid-in capital	579,413	579,004
Accumulated other comprehensive income	90,849	64,059
Retained earnings	143,245	128,648
Treasury shares, at cost	(3,801)	(3,801)
Total Maiden shareholders’ equity	810,438	768,642
Noncontrolling interest in subsidiaries	347	338
Total equity	810,785	768,980
Total liabilities and equity	$3,668,418	$3,354,426

Book value per share (4)	$11.22	$10.64

Common shares outstanding	72,256,812	72,221,428

Maiden Holdings, Ltd.
Income Statement
(in thousands (000's), except per share data)
(Unaudited)

	For the Three Months Ended March 31,
	2012	2011
Revenues:
Gross premiums written	$613,212	$470,777

Net premiums written	590,833	449,500
Change in unearned premiums	(152,337)	(102,965)
Net premiums earned	438,496	346,535
Other insurance revenue	4,754	4,655
Net investment income	18,437	19,141
Net realized and unrealized investment gains	1,365	47
Total revenues	463,052	370,378
Expenses:
Net loss and loss adjustment expenses	287,917	221,182
Commission and other acquisition expenses	132,258	107,072
General and administrative expenses	13,831	12,293
Total expenses	434,006	340,547

Income from operations (2)	29,046	29,831

Other expenses
Interest and amortization expenses	7,678	9,118
Amortization of intangible assets	1,090	1,258
Foreign exchange gains	(979)	(1,062)
Total other expenses	7,789	9,314

Income before income taxes	21,257	20,517
Income taxes:
Current tax expense	638	885
Deferred tax expense	241	287
Income tax expense	879	1,172
Net income	20,378	19,345
Less: Income attributable to noncontrolling interest	(1)	(3)
Net income attributable to Maiden shareholders	$20,377	$19,342
Net operating earnings attributable to Maiden shareholders (1)	$19,364	$19,778

Basic earnings per common share attributable to Maiden shareholders	$0.28	$0.27
Diluted earnings per common share attributable to Maiden shareholders	$0.28	$0.27
Basic operating earnings per common share attributable to Maiden shareholders	$0.27	$0.27
Diluted operating earnings per common share attributable to Maiden shareholders	$0.27	$0.27

Dividends declared per common share	$0.08	$0.07

Weighted average number of basic shares outstanding	72,226,329	72,107,194
Weighted average number of diluted shares outstanding	73,056,423	72,773,914

Net loss and loss adjustment expense ratio (6)	65.0%	63.0%
Commission and other acquisition expense ratio (7)	29.8%	30.5%
General and administrative expense ratio (8)	3.1%	3.5%
Combined ratio (9)	97.9%	97.0%
Annualized return on equity	10.4%	10.3%
Annualized return on equity on operating earnings	9.9%	10.6%

Maiden Holdings, Ltd.
Non - GAAP Financial Measure
(in thousands (000's), except per share data)
(Unaudited)

	For the Three Months Ended March 31,
	2012	2011

Reconciliation of net income to net operating earnings:
Net income attributable to Maiden shareholders	$20,377	$19,342
Add (subtract)
Net realized and unrealized investment gains	(1,365)	(47)
Foreign exchange gains	(979)	(1,062)
Amortization of intangible assets	1,090	1,258
Non-cash deferred tax charge	241	287
Net operating earnings attributable to Maiden shareholders (1)	$19,364	$19,778

Operating earnings per common share attributable to Maiden shareholders:

Basic earnings per common share attributable to Maiden shareholders	$0.27	$0.27
Diluted earnings per common share attributable to Maiden shareholders	$0.27	$0.27

Reconciliation of net income to income from operations:
Net income attributable to Maiden shareholders	$20,377	$19,342
Add (subtract)
Foreign exchange gains	(979)	(1,062)
Amortization of intangible assets	1,090	1,258
Interest and amortization expenses	7,678	9,118
Income tax expense	879	1,172
Income attributable to noncontrolling interest	1	3
Income from operations (2)	$29,046	$29,831

	March 31, 2012	December 31, 2011
Investable assets:
Total investments	$2,201,900	$2,022,853
Cash and cash equivalents	183,846	188,082
Restricted cash and cash equivalents	89,979	114,895
Funds withheld (3)	34,361	29,783
Loan to related party	167,975	167,975

Total investable assets (3)	$2,678,061	$2,523,588

	March 31, 2012	December 31, 2011
Capital:
Senior notes	$207,500	$107,500
Junior subordinated debt	126,276	126,263
Total Maiden shareholders' equity	810,438	768,642
Total capital (5)	$1,144,214	$1,002,405

(1) Net operating earnings is a non-GAAP financial measure defined by the Company as net income attributable to Maiden shareholders excluding realized investment gains and losses, foreign exchange gains and losses, amortization of intangible assets and non-cash deferred tax charge and should not be considered as an alternative to net income. The Company's management believes that net operating earnings is a useful indicator of trends in the Company's underlying operations. The Company's measure of net operating earnings may not be comparable to similarly titled measures used by other companies.

(2) Income from Operations is a non-GAAP financial measure defined by the Company as net income attributable to Maiden shareholders excluding foreign exchange gains and losses, amortization of intangible assets, interest and amortization expenses, income tax expense and income attributable to noncontrolling interest and should not be considered as an alternative to net income. The Company’s management believes that income from operations is a useful measure of the Company’s underlying earnings fundamentals based on its underwriting and investment income before financing costs. This income from operations enables readers of this information to more clearly understand the essential operating results of the Company. The Company’s measure of income from operations may not be comparable to similarly titled measures used by other companies.

(3) Investable assets is the total of the Company's investments, cash and cash equivalents, loan to a related party and the portion of the funds withheld balance that comprises fixed maturity securities and cash and cash equivalents.

(4) Calculated by dividing total Maiden shareholders' equity by total common shares outstanding.

(5) Capital is the total of the Company's senior notes, junior subordinated debt and shareholders' equity.

Maiden Holdings, Ltd.
Supplemental Financial Data - Segment Information
(in thousands (000's))
(Unaudited)

For the Three Months Ended March 31, 2012	Diversified Reinsurance	AmTrust Quota Share Reinsurance	ACAC Quota Share	Total
Net premiums written	$288,296	$226,015	$76,522	$590,833
Net premiums earned	$204,463	$167,879	$66,154	$438,496
Other insurance revenue	4,754	—	—	4,754
Net loss and loss adjustment expenses	(132,392)	(112,856)	(42,669)	(287,917)
Commission and other acquisition expenses	(64,149)	(47,169)	(20,940)	(132,258)
General and administrative expenses	(10,448)	(379)	(173)	(11,000)
Underwriting income	$2,228	$7,475	$2,372	$12,075
Reconciliation to net income attributable to Maiden shareholders
Net investment income and realized and unrealized gains on investment				19,802
Amortization of intangible assets				(1,090)
Foreign exchange gains				979
Interest and amortization expenses				(7,678)
Other general and administrative expenses				(2,831)
Income tax expense				(879)
Income attributable to noncontrolling interest				(1)
Net income attributable to Maiden shareholders				$20,377

Net loss and loss expense ratio*	63.3%	67.2%	64.5%	65.0%
Acquisition cost ratio**	30.7%	28.1%	31.7%	29.8%
General and administrative expense ratio***	4.9%	0.2%	0.2%	3.1%
Combined ratio****	98.9%	95.5%	96.4%	97.9%

For the Three Months Ended March 31, 2011	Diversified Reinsurance	AmTrust Quota Share Reinsurance	ACAC Quota Share	Total
Net premiums written	$258,818	$126,714	$63,968	$449,500
Net premiums earned	$174,234	$114,474	$57,827	$346,535
Other insurance revenue	4,655	—	—	4,655
Net loss and loss adjustment expenses	(110,345)	(73,539)	(37,298)	(221,182)
Commission and other acquisition expenses	(51,420)	(37,237)	(18,415)	(107,072)
General and administrative expenses	(8,028)	(668)	(543)	(9,239)
Underwriting income	$9,096	$3,030	$1,571	$13,697
Reconciliation to net income attributable to Maiden shareholders
Net investment income and realized and unrealized gains on investment				19,188
Amortization of intangible assets				(1,258)
Foreign exchange gains				1,062
Interest and amortization expenses				(9,118)
Other general and administrative expenses				(3,054)
Income tax expense				(1,172)
Income attributable to noncontrolling interest				(3)
Net income attributable to Maiden shareholders				$19,342

Net loss and loss expense ratio*	61.7%	64.2%	64.5%	63.0%
Acquisition cost ratio**	28.7%	32.5%	31.8%	30.5%
General and administrative expense ratio***	4.5%	0.7%	1.0%	3.5%
Combined ratio****	94.9%	97.4%	97.3%	97.0%

(6) Calculated by dividing net loss and loss adjustment expenses by net premiums earned and other insurance revenue.
(7) Calculated by dividing commission and other acquisition expenses by net premiums earned and other insurance revenue.
(8) Calculated by dividing general and administrative expenses by net premiums earned and other insurance revenue.
(9) Calculated by adding together net loss and loss expense ratio, acquisition cost ratio and general and administrative expense ratio.

PRESS RELEASE
Maiden Holdings Announces Quarterly Dividend

HAMILTON, Bermuda, May 2, 2012 -- Maiden Holdings, Ltd. (Nasdaq: MHLD) today announced that its Board of Directors approved a quarterly cash dividend of $0.08 per share of common stock. The dividend will be payable on July 16, 2012 to shareholders of record as of July 2, 2012.

About Maiden Holdings, Ltd.
Maiden Holdings, Ltd. is a Bermuda-based holding company formed in 2007.  Through its subsidiaries, which are each A- rated (excellent) by A.M. Best, the Company is focused on providing non-catastrophic, customized reinsurance products and services to small and mid-size insurance companies in the United States and Europe. As of March 31, 2012, Maiden had $3.7 billion in assets and shareholders' equity of $810.4 million.
The Maiden Holdings, Ltd. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5006

CONTACT:
Noah Fields, Vice President, Investor Relations
Maiden Holdings, Ltd.
Phone: 441.298.4927
E-mail: nfields@maiden.bm